 As filed, via EDGAR, with the Securities and Exchange Commission on June 16, 1999.

                                                                File No:

                                                                 ICA No:

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[ ]Definitive Proxy Statement

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      Palomar Medical Technologies, Inc.
               (Name of Registrant as Specified in Its Charter)

            The Monterey Stockholders Group LLC, Mark T. Smith, The
             Rockside Foundation, Logg Investment Research, Inc.,
                                Thomas O'Brien
                                      and
                       The R. Templeton Smith Foundation
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                 MARK T. SMITH
                                7670 First Place
                              Oakwood, Ohio 44146

                                                         June 15, 1999

Dear Fellow Palomar Stockholder:

   Louis Valente, Palomar's current chairman, has sent you yet another letter, spending your money to persuade you to re-elect the current underperforming Board. Do not be misled. Do not vote to re-elect Directors who do not deserve your vote. Vote your BLUE proxy card today for the Monterey Nominees.

       OUR COMPANY MUST STRIVE TO CAPTURE EXISTING MARKET OPPORTUNITIES. THE MONTEREY NOMINEES WILL WORK FOR THAT. THE CURRENT BOARD WON'T.

   We believe that there is a huge market opportunity in the hair removal business that is being squandered because of the flawed business strategy of the current Board. Our Company must move to capture end user revenue in the multi-billion dollar hair removal market with our superior technology, and do it fast. If we don't, someone else will.

   You say, Mr. Valente, that the corrective vision laser industry model that we have suggested won't work for our Company. We think you are wrong. We think that there are other business models for building revenue that the Company should explore as well. Franchising, for example. But we also think that the naysayer approach of the current Board to innovative plans to build revenues is precisely why this Board must go.

   The current Board makes our Company into the tired old engine that couldn't. Our Nominees want to turn our Company into the engine of growth that could!

 WHEN DOES THE CURRENT BOARD EXPECT RESULTS WITH ITS FLAWED STRATEGY? IN 2000?
                             IN 2001? MAYBE NEVER?!

   Mr. Valente attacks our plan as risky. The real risk for stockholders is a Board that apparently wants to turn our Company back into a development-stage enterprise. Consider these troubling points:

 . The Company's May 4 press release said the Company will not be profitable for the next "few" quarters.

 . During the Company's May 4 analysts call, the Company said that it could not commit to profitable operations in the year 2000.

 . In the analysts call, the Company said it could operate for four years without profits, living off the proceeds of the Star sale.

 . Mr. Valente now tells you that the current Board's plan is to develop new, unspecified products.

In other words, spend the Company's money, cross your fingers and hope for the best after the year 2000. When after the year 2000? Who knows? Certainly not the current Board!


                    IMPORTANT VOTING PROCEDURES TO REMEMBER.

 . Even if you have already voted a WHITE proxy card for management, you can change your mind and vote a BLUE proxy in favor of the Monterey nominees. In a proxy contest, only your latest-dated proxy card counts.

 . Do not vote a WHITE management card--even if you vote to withhold on management's nominees as a protest against them. Doing so may cancel an earlier-voted BLUE proxy for the Monterey slate.

 . If your shares are held in Street name--in custody on your behalf by a bank or a broker--you must return your BLUE proxy card in the envelope we have provided. Cards received from your bank or broker cannot be voted at the meeting by you.

             THE CURRENT BOARD HAS NOT PERFORMED FOR STOCKHOLDERS.

   Mr. Valente accuses us of attacking the current Board with 1996 statistics, even though we carefully noted that the current directors did not assume office until 1997. OK, so let's look at the Company's stock performance during the tenure of the current Board. Here are some highlights:

                                                                  Closing Price
           Date                           Event                   (post-split)
   ---------------------  -------------------------------------   -------------
   February 3, 1997       Mr. Valente becomes a director              $56 7/8
                          Mr. Pappalardo and Dr. Martin become
   June 2, 1997           directors                                   $24 1/16
   November 13, 1997      Dr. Economou becomes a director             $ 9 13/32
   April 27, 1999         Sale of Star subsidiary closes              $ 5 1/4
   May 24, 1999           Stock price hits all time intraday          $ 3 3/32
                          low of 2 7/16. Monterey announces
                          intention to commence a proxy contest
   June 15, 1999                                                      $ 4 13/32

   You are right, Mr. Valente. There is no need to go back to 1996 to see how poorly our Company's stock price has performed under the current Board.

  THE CURRENT DIRECTORS HAVE LITTLE EQUITY STAKE IN THE COMPANY. THEY ARE NOT
                       HURT BY THE DEPRESSED STOCK PRICE.

   Mr. Valente accuses us of trying to gain control of the Company for personal benefit. Nonsense. Our interests--not those of the current Board--are aligned with the interests of stockholders. Compare our stock holdings with the ownership of the current Board of our Company (on a pre-split basis):

      Securities Owned                 Monterey Group                       Current Board
      ----------------                 --------------                       -------------
      Shares                             9,161,650                              73,000
      Options and warrants               3,000,000                             750,000

   The current directors can afford to ignore the precipitous decline in the Company's stock price. Unlike you and me, they have almost nothing invested in our Company!

                        MAKE YOUR VOTE FOR CHANGE COUNT.

   Time is short. The annual stockholders meeting is only a few days away. Your choice is clear: An old Board that has failed to bring value to your investment and that is afraid of innovative business strategies. Or the Monterey nominees, seasoned business people who intend to work to build value in our Company both now and in the future for the benefit of all shareholders.

    PLEASE MARK, SIGN, DATE AND RETURN YOUR BLUE PROXY CARD IN FAVOR OF THE
                            MONTEREY NOMINEES TODAY.

   We appreciate your consideration of our nominees and program for change at Palomar. If you have questions about voting your shares or changing your vote please call MacKenzie Partners, Inc. toll-free at (800) 322-2885.

                                             Sincerely,

                                             /s/ Mark T. Smith

                                             Mark T. Smith